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                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                   (INCLUDING THE ASSOCIATED PURCHASE RIGHTS)
                                       OF

                                 GRIST MILL CO.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON MONDAY, APRIL 13, 1998, UNLESS THE OFFER IS EXTENDED.

     IHF/GM Acquisition Corporation, a Delaware corporation, a direct wholly owned subsidiary of IHF/GM Holding Corporation, a Delaware corporation, and an indirect wholly owned subsidiary of International Home Foods, Inc., a Delaware corporation, has offered to purchase all the outstanding shares of common stock ("Common Stock"), par value $0.10 per share, including the associated stock purchase rights (the "Rights", and together with the shares of Common Stock, the "Shares"), of Grist Mill Co., a Delaware corporation, at a purchase price of $14.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 17, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer if certificates representing the Shares (the "Certificates") are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") at the address set forth below prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See "Procedure for Tendering Shares -- Guaranteed Delivery" in the Offer to Purchase.

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

         By Mail:          By Facsimile Transmission:          By Hand:            By Overnight Courier:
 ChaseMellon Shareholder         (201) 329-8936        ChaseMellon Shareholder    ChaseMellon Shareholder
     Services, L.L.C.                                      Services, L.L.C.           Services, L.L.C.
   Post Office Box 3301       To confirm Facsimile    120 Broadway -- 13th Floor     85 Challenger Road
South Hackensack, NJ 07606  Transmission Only Call:       New York, NY 10271       Mail Drop Reorg. Dept.
   Attn: Reorganization          (201) 296-4860          Attn: Reorganization    Ridgefield Park, NJ 07660
        Department                                            Department

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                 THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

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Ladies and Gentlemen:

     The undersigned hereby tenders to IHF/GM Acquisition Corporation, a Delaware corporation, a direct wholly owned subsidiary of IHF/GM Holding Corporation, a Delaware corporation, and an indirect wholly owned subsidiary of International Home Foods, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 17, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth under "Procedure for Tendering Shares -- Guaranteed Delivery" in the Offer to Purchase.

Number of Shares:
                 --------------------------

Certificate Nos. (if available):

------------------------------------------------

Check box if Shares will be tendered by book-entry transfer
[ ] The Depository Trust Company

Account Number:
               ----------------------------

Dated:
      ---------------------------------, 1998

Name(s) of Record Holder(s):

------------------------------------------------

------------------------------------------------
                             (Please Type or Print)

Address(es):
            ---------------------------------

------------------------------------------------
                                                                      (Zip Code)

Area Code and Tel. No.:
                       --------------------

Signature(s):
             ---------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as such term is defined under "Procedure for Tendering Shares -- Signature Guarantee" in the Offer to Purchase), hereby guarantees to deliver to the Depositary the Certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined under "Procedure for Tendering
Shares -- Book-Entry Transfer" in the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with all required signature guarantees and all other documents required by the Letter of Transmittal, all within three trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for the Shares to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such Eligible Institution. All capitalized terms used herein have the meanings set forth in the Offer to Purchase.

------------------------------------------------            ------------------------------------------------
                  Name of Firm                                            Authorized Signature

------------------------------------------------            ------------------------------------------------
                    Address                                                      Title

                                                             Name: ----------------------------------------
------------------------------------------------
                    Zip Code                                              Please Type or Print

  Area Code and Tel. No.: --------------------               Dated: ---------------------------------, 1998

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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